SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOUSEWARES

          GABELLI FUNDS, INC.
               THE GABELLI CAPITAL ASSET FUND
                                12/05/97            2,000             9.5500
          GAMCO INVESTORS, INC.
                                 2/04/98            2,500            10.9375
                                 2/04/98           11,000            10.6915
                                 2/03/98              500            10.9375
                                 1/30/98            5,000            10.6250
                                 1/06/98            3,000            11.0000
                                 1/05/98            2,000            11.0500
                                12/31/97            5,000            10.3275
                                12/08/97            2,000-            9.5625





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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